Exhibit 99.1

Financial News Release

Advanced Energy Reports Fourth Quarter and Full Year 2021 Results

●	Q4 revenue was a record $397 million, above high end of guidance range
●	Q4 GAAP EPS from continuing operations was $1.05
●	Q4 Non-GAAP EPS was $1.36, above the high end of guidance range
●	2021 revenue was a record $1.46 billion
●	2021 GAAP EPS from continuing operations was $3.51; non-GAAP EPS was $4.78
●	2021 cash flow from continuing operations was $141 million

DENVER, Colo., February 9, 2022 - Advanced Energy Industries, Inc. (Nasdaq: AEIS), a global leader in highly engineered, precision power conversion, measurement, and control solutions, today announced financial results for the fourth quarter and fiscal year ended December 31, 2021.

“We delivered strong revenue and earnings in the fourth quarter, largely due to improved availability of critical ICs,” said Steve Kelley, president and CEO of Advanced Energy. “We enter 2022 with robust demand for our industry-leading power solutions. Although our business continues to be impacted by supply constraints, our fourth quarter results demonstrate that we can respond quickly as conditions improve. With a solid pipeline of new technologies and products, Advanced Energy is well positioned for long-term profitable growth.”

Fourth Quarter Results

Sales were $396.9 million in the fourth quarter of 2021, compared with $346.1 million in the third quarter of 2021 and $371.0 million in the fourth quarter of 2020. Fourth quarter 2021 GAAP and non-GAAP gross margins were 35.2% and 35.5%, respectively. Revenue and gross margin in the fourth quarter of 2021 were impacted by partial recovery of material cost premiums.

GAAP net income from continuing operations was $39.7 million or $1.05 per diluted share in the quarter, compared with $21.0 million or $0.55 per diluted share in the prior quarter, and $41.9 million or $1.09 per diluted share a year ago.

Non-GAAP net income was $51.5 million or $1.36 per diluted share in the fourth quarter of 2021. This compares with $34.0 million or $0.89 per diluted share in the third quarter of 2021, and $57.3 million or $1.49 per diluted share in the fourth quarter of 2020.

The company generated $34.5 million of cash flow from continuing operations during the quarter, repurchased $21.5 million of common stock, and paid $3.8 million in a quarterly dividend.

Full Year 2021 Results

2021 revenue was $1.46 billion, a 3% increase from $1.42 billion in 2020. 2021 GAAP and non-GAAP gross margins were 36.6% and 37.3%, respectively

GAAP net income from continuing operations was $134.7 million or $3.51 per diluted share in 2021, compared with $135.2 million or $3.51 per diluted share in 2020.

Non-GAAP net income was $183.2 million or $4.78 per diluted share in 2021, compared to $201.5 million or $5.23 per diluted share in 2020.

The company generated $140.9 million of operating cash from continuing operations in 2021, repurchased $78.1 million of common stock and paid $15.4 million in dividends. Cash and marketable securities at ended the year were $546.7 million.

A reconciliation of non-GAAP measures is provided in the tables below.

Discontinued Operations

The company’s financial statements for all periods presented reflect results for the continuing precision power business, with the discontinued inverter business included in discontinued operations for all purposes. Further financial detail regarding the amounts related to the discontinued inverter business is available in the company’s 2021 Annual Report on Form 10-K.

First Quarter 2022 Guidance

Based on the company’s current view, beliefs and assumptions, guidance for the first quarter of 2022 is within the following ranges.

Q1 2022
Revenues	$360M +/- $20M
GAAP EPS from continuing operations	$0.61 +/- $0.25
Non-GAAP EPS	$0.94 +/- $0.25

Conference Call

Management will host a conference call today, February 9, 2022 at 4:30 p.m. Eastern Time to discuss Advanced Energy’s financial results. To participate in the live conference call, please dial (877) 407-0890 approximately five minutes prior to the start of the meeting and an operator will connect you. International participants can dial +1 (201) 389-0918. A webcast will also be available on the company’s investors web page at ir.advancedenergy.com.

About Advanced Energy

Advanced Energy (Nasdaq: AEIS) is a global leader in the design and manufacturing of highly engineered, precision power conversion, measurement and control solutions for mission-critical applications and processes. AE’s power solutions enable customer innovation in complex applications for a wide range of industries including semiconductor equipment, industrial, manufacturing, telecommunications, data center computing and healthcare. With engineering know-how and responsive service and support around the globe, the company builds collaborative partnerships to meet technology advances, propel growth for its customers and innovate the future of power. Advanced Energy has devoted four decades to perfecting power for its global customers and is headquartered in Denver, Colorado, USA. For more information, visit www.advancedenergy.com.

Advanced Energy | Precision. Power. Performance.

For more information, contact:

Edwin Mok

Advanced Energy Industries, Inc.

(970) 407-6555

ir@aei.com

Non-GAAP Measures

This release includes GAAP and non-GAAP income and per-share earnings data and other GAAP and non-GAAP financial information. Advanced Energy’s non-GAAP measures exclude the impact of non-cash related charges such as stock-based compensation and amortization of intangible assets, as well as discontinued operations, and non-recurring items such as acquisition-related costs and restructuring expenses. Beginning in the second quarter of 2020, Advanced Energy’s non-GAAP measures exclude non-cash unrealized foreign currency gains or losses that result from remeasurement to functional currency long-term obligations related to pension and operating lease liabilities as the remeasurement does not represent current economic exposure and is unrelated to our overall operating performance. These long-term obligations were acquired in connection with the Artesyn acquisition and the company previously used derivatives to hedge the exposure; however, the company has determined it will no longer hedge these non-economic exposures. The tax effect of our non-GAAP adjustments represents the anticipated annual tax rate applied to each non-GAAP adjustment after consideration of their respective book and tax treatments.

The non-GAAP measures included in this release are not in accordance with, or an alternative for, similar measures calculated under generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Advanced Energy believes that these non-GAAP measures provide useful information to management and investors to evaluate business performance without the impacts of certain non-cash charges, non-economic foreign currency remeasurements, and other cash charges which are not part of the company’s usual operations. The company uses these non-GAAP measures to assess performance against business objectives, make business decisions, develop budgets, forecast future periods, assess trends, and evaluate financial impacts of various scenarios. In addition, management’s incentive plans include these non-GAAP measures as criteria for achievements. Additionally, the company believes that these non-GAAP measures, in combination with its financial results calculated in accordance with GAAP, provide investors with additional perspective. While some of the excluded items may be incurred and reflected in the company’s GAAP financial results in the foreseeable future, the company believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred. The use of non-GAAP measures has limitations in that such measures do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP, and these measures should only be used to evaluate the company’s results of operations in conjunction with the corresponding GAAP measures. Please refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Forward-Looking Statements

The company’s guidance with respect to anticipated financial results, potential future growth and profitability, future business mix, expectations regarding future market trends, future performance within specific markets and other statements herein or made on the above-announced conference call that are not historical information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to: (a) supply chain disruptions and component shortages that may impact the company’s ability to obtain in a timely manner the materials necessary to manufacture its products; (b) the effects of global macroeconomic conditions upon demand for our products and services; (c) the volatility and cyclicality of the industries the company serves, particularly the semiconductor industry; (d) delays in capital spending by end-users in our served markets; (e) the risks and uncertainties related to the integration of Artesyn Embedded Power including the optimization and reduction of our global manufacturing sites; (f) the continuing spread of COVID-19 and its potential adverse impact on our product manufacturing, research and development, supply chain, services and administrative operations; (g) the accuracy of the company’s estimates related to fulfilling solar inverter product warranty and post-warranty obligations; (h) the company’s ability to realize its plan to avoid additional costs after the solar inverter wind-down; (i) the accuracy of the company’s assumptions on which its financial statement projections are based; (j) the impact of product price changes, which may result from a variety of factors; (k) the timing of orders received from customers; (l) the company’s ability to realize benefits from cost improvement efforts including avoided costs, restructuring plans and inorganic growth; (m) unanticipated changes to management’s estimates, reserves or allowances; (n) changes and adjustments to the tax expense and benefits related to the U.S. tax reform that was enacted in late 2017; and (o) the impact of political, economic and policy tensions and conflicts between China and the United States including, but not limited to, trade wars and export restrictions between the two countries, China’s national security law for Hong Kong, and China’s expansion of control over the South China Sea, any of which could negatively impact our customers’ and our presence, operations, and financial results. These and other risks are described in Advanced Energy’s Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission (the “SEC”). These reports and statements are available on the SEC’s website at www.sec.gov. Copies may also be obtained from Advanced Energy’s investor relations page at ir.advancedenergy.com or by contacting Advanced Energy’s investor relations at 970-407-6555. Forward-looking statements are made and based on information available to the company on the date of this press release. Aspirational goals and targets discussed on the conference call or in the presentation materials should not be interpreted in any respect as guidance. The company assumes no obligation to update the information in this press release.

ADVANCED ENERGY INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2021	2020	2021	2021	2020
Sales, net	$396,930	$370,969	$346,093	$1,455,954	$1,415,826
Cost of sales	257,183	225,420	226,054	923,632	873,957
Gross profit	139,747	145,549	120,039	532,322	541,869
Gross margin %	35.2%	39.2%	34.7%	36.6%	38.3%

Operating expenses:
Research and development	40,966	36,529	40,578	161,831	143,961
Selling, general, and administrative	48,784	42,944	48,373	191,998	188,590
Amortization of intangible assets	5,556	5,065	5,607	22,060	20,129
Restructuring expense	2,231	5,226	1,272	4,752	13,166
Total operating expenses	97,537	89,764	95,830	380,641	365,846
Operating income	42,210	55,785	24,209	151,681	176,023

Other income (expense), net	704	(6,221)	495	(2,970)	(17,876)
Income from continuing operations, before income taxes	42,914	49,564	24,704	148,711	158,147
Provision for income taxes	3,187	7,703	3,657	14,004	22,996
Income from continuing operations	39,727	41,861	21,047	134,707	135,151
Income (loss) from discontinued operations, net of income taxes	(98)	—	(37)	73	(421)
Net income	39,629	41,861	21,010	134,780	134,730
Income (loss) from continuing operations attributable to noncontrolling interest	(26)	20	6	44	55
Net income attributable to Advanced Energy Industries, Inc.	$39,655	$41,841	$21,004	$134,736	$134,675

Basic weighted-average common shares outstanding	37,672	38,280	38,183	38,143	38,314
Diluted weighted-average common shares outstanding	37,866	38,533	38,363	38,355	38,542

Earnings per share attributable to Advanced Energy Industries, Inc:

Continuing operations:
Basic earnings per share	$1.06	$1.09	$0.55	$3.53	$3.53
Diluted earnings per share	$1.05	$1.09	$0.55	$3.51	$3.51

Discontinued operations:
Basic earnings (loss) per share	$—	$—	$—	$—	$(0.01)
Diluted earnings (loss) per share	$—	$—	$—	$—	$(0.01)

Net income:
Basic earnings per share	$1.05	$1.09	$0.55	$3.53	$3.52
Diluted earnings per share	$1.05	$1.09	$0.55	$3.51	$3.50

ADVANCED ENERGY INDUSTRIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	December 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$544,372	$480,368
Marketable securities	2,296	2,654
Accounts and other receivable, net	237,227	235,178
Inventories	338,410	221,346
Income taxes receivable	10,768	4,804
Other current assets	29,161	35,899
Total current assets	1,162,234	980,249

Property and equipment, net	114,830	114,731
Operating lease right-of-use assets	101,769	103,858
Deposits and other assets	19,669	19,101
Goodwill and intangible assets, net	371,596	378,922
Deferred income tax assets	47,242	50,801
Total assets	$1,817,340	$1,647,662

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$193,708	$125,224
Other accrued expenses	140,666	137,081
Current portion of long-term debt	20,000	17,500
Current portion of operating lease liabilities	15,843	16,592
Total current liabilities	370,217	296,397

Long-term debt	372,733	304,546
Non-current liabilities	202,894	231,379
Long-term liabilities	575,627	535,925

Total liabilities	945,844	832,322

Advanced Energy stockholders' equity	870,851	814,739
Noncontrolling interest	645	601
Total stockholders’ equity	871,496	815,340
Total liabilities and stockholders’ equity	$1,817,340	$1,647,662

ADVANCED ENERGY INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

(in thousands)

	Year Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$134,780	$134,730
Less: income (loss) from discontinued operations, net of income taxes	73	(421)
Income from continuing operations, net of income taxes	134,707	135,151

Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	52,893	47,770
Stock-based compensation expense	15,739	12,272
Provision for deferred income taxes	1,326	(622)
Discount on notes receivable	(638)	721
Loss on disposal of assets	1,496	1,296
Changes in operating assets and liabilities, net of assets acquired	(64,609)	5,571
Net cash from operating activities from continuing operations	140,914	202,159
Net cash from operating activities from discontinued operations	(669)	(923)
Net cash from operating activities	140,245	201,236

CASH FLOWS FROM INVESTING ACTIVITIES:
Net proceeds from sale of marketable securities	—	3
Receipt (issuance) of notes receivable	3,050	(1,000)
Proceeds from sale of assets	3,060	116
Purchases of property and equipment	(31,877)	(36,483)
Acquisitions, net of cash acquired	(21,535)	(5,476)
Net cash from investing activities from continuing operations	(47,302)	(42,840)
Net cash from investing activities from discontinued operations	—	—
Net cash from investing activities	(47,302)	(42,840)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term borrowings	85,000	-
Payment of debt-issuance costs	(1,350)	-
Payments on long-term borrowings	(13,750)	(17,500)
Dividend payments	(15,385)	—
Purchase and retirement of common stock	(78,125)	(11,630)
Net payments related to stock-based awards	(1,762)	(482)
Net cash from financing activities from continuing operations	(25,372)	(29,612)
Net cash from financing activities from discontinued operations	—	—
Net cash from in financing activities	(25,372)	(29,612)

EFFECT OF CURRENCY TRANSLATION ON CASH	(3,567)	5,143

NET CHANGE IN CASH AND CASH EQUIVALENTS	64,004	133,927
CASH AND CASH EQUIVALENTS, beginning of period	480,368	346,441
CASH AND CASH EQUIVALENTS, end of period	544,372	480,368
Less cash and cash equivalents from discontinued operations	—	—
CASH AND CASH EQUIVALENTS FROM CONTINUING OPERATIONS, end of period	$544,372	$480,368

ADVANCED ENERGY INDUSTRIES, INC.

SUPPLEMENTAL INFORMATION (UNAUDITED)

(in thousands)

Net Sales by Product Line	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2021	2020	2021	2021	2020
Semiconductor Equipment	$179,346	$165,757	$173,441	$710,174	$611,864
Industrial and Medical	98,764	93,769	80,800	341,176	313,646
Data Center Computing	80,081	65,299	62,231	270,924	322,539
Telecom and Networking	38,739	46,144	29,621	133,680	167,777
Total	$396,930	$370,969	$346,093	$1,455,954	$1,415,826

Net Sales by Geographic Region	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2021	2020	2021	2021	2020
United States	$151,100	$141,957	$139,089	$561,312	$530,965
North America (excluding U.S.)	27,100	41,144	24,708	104,167	156,856
Asia	163,598	144,505	135,838	597,830	606,893
Europe	49,305	41,919	44,838	179,056	117,989
Other	5,827	1,444	1,620	13,589	3,123
Total	$396,930	$370,969	$346,093	$1,455,954	$1,415,826

ADVANCED ENERGY INDUSTRIES, INC.

SELECTED OTHER DATA (UNAUDITED)

(in thousands)

Reconciliation of Non-GAAP measure - operating expenses and operating income, excluding certain items	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2021	2020	2021	2021	2020
Gross profit from continuing operations, as reported	$139,747	$145,549	$120,039	$532,322	$541,869
Adjustments to gross profit:
Stock-based compensation	(19)	122	218	764	567
Facility expansion, relocation costs and other	997	741	1,357	6,189	4,349
Acquisition-related costs	234	25	3,259	3,585	5,381
Non-GAAP gross profit	140,959	146,437	124,873	542,860	552,166
Non-GAAP gross margin	35.5%	39.5%	36.1%	37.3%	39.0%

Operating expenses from continuing operations, as reported	97,537	89,764	95,830	380,641	365,846
Adjustments:
Amortization of intangible assets	(5,556)	(5,065)	(5,607)	(22,060)	(20,129)
Stock-based compensation	(2,939)	(2,483)	(3,456)	(14,975)	(11,705)
Acquisition-related costs	(679)	387	(1,768)	(6,803)	(10,209)
Facility expansion, relocation costs and other	(17)	(443)	(98)	(229)	(2,213)
Restructuring charges	(2,231)	(5,226)	(1,272)	(4,752)	(13,166)
Non-GAAP operating expenses	86,115	76,934	83,629	331,822	308,424
Non-GAAP operating income	$54,844	$69,503	$41,244	$211,038	$243,742
Non-GAAP operating margin	13.8%	18.7%	11.9%	14.5%	17.2%

Reconciliation of Non-GAAP measure - income excluding certain items	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2021	2020	2021	2021	2020
Income from continuing operations, less non-controlling interest, net of income taxes	$39,753	$41,841	$21,041	$134,663	$135,096
Adjustments:
Amortization of intangible assets	5,556	5,065	5,607	22,060	20,129
Acquisition-related costs	913	(362)	5,027	10,388	15,590
Facility expansion, relocation costs, and other	1,014	1,184	1,455	6,418	6,562
Restructuring charges	2,231	5,226	1,272	4,752	13,166
Unrealized foreign currency (gain) loss	(134)	3,786	(2,092)	(3,543)	8,384
Acquisition-related costs and other included in other income (expense), net	(3,093)	90	(79)	(2,186)	716
Tax effect of non-GAAP adjustments	3,017	(1,532)	(1,036)	(1,346)	(7,611)
Non-GAAP income, net of income taxes, excluding stock-based compensation	49,257	55,298	31,195	171,206	192,032
Stock-based compensation, net of taxes	2,233	1,993	2,811	12,042	9,418
Non-GAAP income, net of income taxes	$51,490	$57,291	$34,006	$183,248	$201,450

Reconciliation of non-GAAP measure - per share earnings excluding certain items	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2021	2020	2021	2021	2020
Diluted earnings per share from continuing operations, as reported	$1.05	$1.09	$0.55	$3.51	$3.51
Add back (subtract):
Per share impact of non-GAAP adjustments, net of tax	0.31	0.40	0.34	1.27	1.72
Non-GAAP per share earnings	$1.36	$1.49	$0.89	$4.78	$5.23

Quarterly results may not sum to year to date due to rounding

Reconciliation of Q1 2022 Guidance
	Low End	High End

Revenue	$340 million	$380 million

Reconciliation of non-GAAP earnings per share
GAAP earnings per share	$0.36	$0.86
Stock-based compensation	0.11	0.11
Amortization of intangible assets	0.15	0.15
Restructuring and other	0.13	0.13
Tax effects of excluded items	(0.06)	(0.06)
Non-GAAP earnings per share	$0.69	$1.19